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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 26, 2001, except with respect to matters discussed in Note 14, as to which is dated October 18, 2001, included in the Registration Statement on Form 10 of Viasys Healthcare Inc. (the Company) relating to the distribution of shares of the Company's common stock by Thermo Electron Corporation to the stockholders of Thermo Electron Corporation, and to all references to our Firm included in this registration statement.

                                       /s/ Arthur Anderson LLP

Boston, Massachusetts
November 7, 2001